[Missing Graphic Reference]
BANK OF AMERICA

August 27th, 2008

John Parry
Air T Inc.
Csa Air, Inc.
Mountain Air Cargo, Inc.
MAC Aviation Services LLC
Global Ground Support, LLC
Global Aviation Services, LLC
3524 Airport Road
Maiden, NC 28650-9056

Dear Mr. Parry:

Bank of America, N.A. has extended the availability period of your $7,000,000.00 revolving line of credit documented by Facility No. 1 of the Loan Agreement dated September 18, 2007 (including any previous amendments, the “Agreement”).  The availability period shall now expire on August 31, 2010.

This extension shall not constitute a commitment to extend the availability period of Facility No. 1 of the Agreement beyond the date specified above.  All other terms and conditions of the Agreement shall remain in full force and effect.

I also want to take this opportunity to thank you for your business.   I believe we can continue to provide you and your company with the same high level of customer service and expertise.

If you have any questions, please contact your Client Manager, Alan Stephens at 704.386.1125.

Bank of America, N.A.

/s/ Gail M. Romasco
Gail M. Romasco
Officer/Document Administrator III

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